EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BECOR INTERNET INC.

                           ---------------------------


     BECOR INTERNET INC., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST.      That the Board of Directors of said  corporation,  at a meeting duly convened and held, adopted the following resolutions:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article First of the Certificate of Incorporation be amended to read as follows:

     FIRST:      The name of this corporation shall be:

                           BECOR COMMUNICATIONS, INC.

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article SEVENTH of the Certificate of Incorporation be added to read as follows:

     SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware Corporation Law, as the same may be amended and supplemented from time to time, indemnify all persons whom it may indemnify pursuant thereto. The personal liability of directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Law, as the same may be amended and supplemented from time to time.

     SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD.      That  the  aforesaid  amendment  was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Buddy Young this 8 day of May A.D. 2000.

                                                     /s/ Buddy Young
                                                     ----------------------
                                                     Buddy Young, President